SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 15, 2008, the Board of Directors (the “Board”) of Visa Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved and adopted amendments to Articles II, III and V of the Company’s Bylaws. The amendments clarify that stockholders seeking to nominate directors or bring other business to an annual or special meeting must always comply with the stockholder notice requirements of Section 2.5 of the Company’s Bylaws. Additionally, the amendments added a provision requiring that stockholders seeking to nominate directors or bring other business to an annual or special meeting must disclose, upon request, information regarding any derivative positions or other interests held. The amendments also revised provisions to provide that the Board shall have the authority to elect or appoint the officers and agents of the Corporation, but may choose to delegate that authority to the Chief Executive Officer or the President.

The foregoing summary of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws.

A copy of the Amended and Restated Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

Further, on October 16, 2008, the Company issued a press release announcing that its Board of Directors declared a quarterly dividend in the aggregate amount of $0.105 per share of Class A Common Stock (determined in the case of Class B and Class C Common Stock on an “as converted” basis) payable on December 2, 2008 to all holders of record of the Company’s Class A, Class B and Class C Common Stock as of November 14, 2008.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.2	Amended and Restated Bylaws

99.1	Attached as Exhibit 99.1 is a press release issued by the Company on October 16, 2008, to announce the declaration of a dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: October 16, 2008
	By:	/s/ Joseph W. Saunders
Joseph W. Saunders
Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description
3.2	Amended and Restated Bylaws

99.1	Press Release of Visa Inc., dated October 16, 2008